EXHIBIT 23.2

CONSENT OF L.L. BRADFORD & COMPANY, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post Effective Amendment No. 4 to this Registration Statement on Form S-1/A of our report dated March 28, 2012, relating to the financial statements of U-Swirl, Inc. (formerly known as Healthy Fast Food, Inc.). We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada
May 23, 2012